Exhibit 99.1

News Release

Contact:

GSI Commerce, Inc.

Corporate Marketing

610.491.7474

Fax: 610.265.2866

news@gsicommerce.com

GSI Commerce to Acquire Accretive Commerce

Acquisition Expands GSI’s Market Position; Brings 14 New Partners to GSI

KING OF PRUSSIA, Pa., Aug. 16, 2007 – Leading e-commerce solutions provider GSI Commerce Inc. (Nasdaq: GSIC), today announced it has signed a definitive agreement to acquire Accretive Commerce Inc., a Huntersville, N.C.-based e-commerce solutions provider. The acquisition will significantly expand GSI’s growing partner base to nearly 80 as well as add to its infrastructure.

“Accretive Commerce and GSI Commerce are a terrific fit,” said Michael G. Rubin, chairman and CEO of GSI Commerce. “Accretive Commerce’s business model and focus are very similar to GSI’s. Like GSI, Accretive Commerce works with a marquee group of brands and retailers. We’re excited to engage with these clients and look forward to partnering with them to further grow their businesses. By expanding the scale and scope of our infrastructure, GSI will be positioned to deliver even better service to our existing base of partners.”

Under the definitive agreement, which has been approved by the board of directors of both companies, GSI will acquire Accretive Commerce for $97.5 million in cash. As of August 4, 2007 (Accretive Commerce 2007 fiscal July end), Accretive Commerce had cash and marketable securities, net of debt, of $6.4 million. The acquisition, which is expected to close within 60 days, is subject to customary closing conditions and expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Founded in 1995, Accretive Commerce (www.accretivecommerce.com) is an e-commerce solutions provider that offers e-commerce technology, customer care and fulfillment solutions as well as related services. Accretive Commerce’s impressive roster of partners is primarily in the merchandise categories of apparel, home, health and beauty, and specialty foods.

“Accretive Commerce shares GSI’s passion for growth, innovation and service excellence,” said Hank Reeves, CEO of Accretive Commerce. “Accretive Commerce has great momentum providing a valuable solution to a growing market. I am confident and excited that Accretive Commerce’s existing clients will benefit from GSI’s focus on their partners’ growth, brand and customer experience.”

On a trailing 12-month basis through June 30, 2007, Accretive Commerce recorded net revenue of $83.6 million, income from operations of $4.9 million and adjusted EBITDA of $6.5 million. GSI expects to incur integration-related operating expenses of approximately $10 million to $12 million and capital expenditures of $10 million to $15 million, in the aggregate, beginning in the late third quarter of fiscal 2007 through the end of fiscal 2008, primarily related to systems migration activities.

“By acquiring Accretive Commerce we believe we will be better positioned to capture a greater share of our growing market opportunity,” said Rubin. “This acquisition works from strategic, financial and operational perspectives.”

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Non-GAAP Financial Measures

In this news release we use the non-GAAP financial measure adjusted EBITDA. This non-GAAP measure is not intended to be considered in isolation of, as a substitute for or superior to our GAAP financial information. We have included reconciliations later in this release of adjusted EBITDA to the nearest GAAP measure. We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate our performance. In our opinion, this non-GAAP measure provides meaningful supplemental information regarding performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by institutional investors and the analyst community to help them analyze the health of our business.

Adjusted EBITDA. We define adjusted EBITDA as income from operations excluding stock-based compensation and depreciation and amortization expenses. We consider adjusted EBITDA to be a useful metric for management and investors because it excludes certain non-cash items. Because of the variety of award types and the varying available valuation methodologies and subjective assumptions that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business.

Accretive Commerce, Inc. and Subsidiaries

Adjusted EBITDA and Reconciliation to GAAP Results

12 Months Ended June 30, 2007

($ In Thousands – Unaudited)

Reconciliation of GAAP income from operations to Adjusted EBITDA:
GAAP income from operations	$4,901

Stock-based compensation	—
Depreciation and amortization	1,569

Adjusted EBITDA	$6,470

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About GSI Commerce

GSI Commerce® is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of four components: technology, customer care, fulfillment and marketing services. We provide e-commerce solutions for more than 60 partners.

About Accretive Commerce

Accretive Commerce is a market-leading business outsourcer, accelerating companies’ growth through a fully integrated range of outsourced e-commerce, customer care, and fulfillment & logistics solutions and services. Accretive Commerce has a proven track record serving some of the world’s best known brands such as American Eagle Outfitters and Godiva, and many others. The company combines market-leading capability, scalability, and flexibility with lean six sigma process excellence to deliver its clients a better brand experience, greater revenues, and lower costs. Accretive Commerce has an unparalleled commitment to customer service and a focus on brand protection that translates into guaranteed results and value creation. For more information, visit www.accretivecommerce.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. Specifically, statements regarding the expected timing of the closing of the acquisition, the ability of GSI and Accretive Commerce to close the acquisition, the expected benefits of the acquisition, the expected performance and features of Accretive Commerce products services and any GSI Commerce and Accretive Commerce combined products and services, the expected integration-related operating and capital expenditures, and the expected impact of the acquisition on the GSI’s financial results are forward-looking statements. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the risk that the planned acquisition may not close on the term agreed upon or at all, risks related to the acquisition, including unanticipated liabilities and expenses, the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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